Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of October 31, 2011 (“Termination Agreement”), is entered into by and among Fresh Start Private Management, Inc., a Nevada corporation (the “Company”), Neil Muller (“Muller”) and Fresh Start Private, Inc., a Nevada corporation (“FSP”).  The Company, Muller and FSP are sometimes referred to herein collectively as the Parties.

RECITALS

WHEREAS, the Parties entered into an Intellectual Property License and Asset Purchase Agreement, dated November 22, 2010 (“License Agreement”) whereby FSP and Muller agreed to grant to the Company an exclusive right to use certain trademark and intellectual property as indicated in the License Agreement. As consideration, the Company agreed to issue 16,000,000 shares of its common stock to FSP;

WHEREAS, as of the date hereof, the transaction under the License Agreement has not been consummated and no shares have been issued pursuant to the License Agreement;

WHEREAS, the Company and FSP have decided to enter into a share exchange agreement pursuant to which the Company will issue 37,000,000 shares of its common stock to the shareholders of FSP in exchange for all the issued and outstanding capital shares of FSP; and

WHEREAS, the Parties have decided to terminate the License Agreement.

NOW, THEREFORE, in accordance with the terms and conditions hereof, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Termination.  The Parties hereby agree to terminate the License Agreement as it shall be deemed null and void and of no legal effect whatsoever and, except as otherwise set forth herein, the Parties shall not have any further obligations with respect thereto.

2.
Mutual Release.                                Each party hereto releases and discharges (each party, in such capacity, a “Releasing Party”) the other party (each party, in such capacity, a “Released Party”) and its affiliates, subsidiaries, predecessors, successors, and assigns, and each of their respective officers, directors, employees, agents, and representatives (to each of whose benefit this release shall run) from any and all claims, demands, damages, actions, causes of action, liabilities, judgments, liens, contracts, agreements, rights, obligations, costs and expenses, whether known or unknown, suspected or unsuspected, fixed or contingent, wherever filed or prosecuted, which the Releasing Party has now, claims to have, or at any time heretofore had or claimed to have against the Released Party, as a result of things undertaken, done or omitted to be done up to and including the date of this Termination Agreement, arising out of, or in connection with, each party’s rights, duties and obligations under the License Agreement irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise.

3.
Negotiated Settlement.  This Termination Agreement is the product of negotiations between and among the Parties and in the interpretation or enforcement hereof, is to be interpreted in a neutral manner, with no presumption for or against any party being afforded by reason of the fact that a party has drafted or caused to be drafted all or any part of this Termination Agreement.

4.
Counterparts.  This Termination Agreement may be executed in as many separate counterparts as may be deemed necessary or convenient by the Parties hereto and each separate counterpart, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.  This Termination Agreement shall become effective upon the receipt by each party of executed counterparts signed by the other Parties hereto.

5.
Survival of Representations.  The Parties hereto agree that all terms, agreements, covenants, representations and warranties in this Termination Agreement or in any document delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Termination Agreement and the consummation of such transactions.

6.
Applicable Law.  This Termination Agreement shall be governed by the laws of the State of Nevada without regard to conflict or choice of law. This Agreement has been negotiated between the Parties and their respective legal counsel, and accordingly this Termination Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party.

7.
Severability.  The provisions of this Termination Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

8.
Entire Agreement.  This Termination Agreement, contains the entire understanding of the Parties with respect to the subject matter described herein and supersedes all prior negotiations, representations or agreements between the Parties relating to the subject matter hereof and may not be altered or amended except in a writing signed and delivered by the Parties hereto.

IN WITNESS WHEREOF, the Parties have signed, or have caused their respective authorized officers or designated persons to execute and deliver, this Termination Agreement as of the day and year first above written.

FRESH START PRIVATE MANAGEMENT, INC.

By:   /s/ Jorge Andrade
Name:
Title:

FRESH START PRIVATE, INC.

By:   /s/ Jorge Andrade
Name:
Title:

NEIL MULLER

By:   /s/ Neil Muller
Name: Neil Muller